Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 3, 2021

GS Acquisitions Holdings Corp. II

200 West Street

New York, NY, 10282

Ladies and Gentlemen:

We have acted as counsel to GS Acquisitions Holdings Corp. II, a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4, File No. 333-257535 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, (i) the issuance of 24,878,039 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) pursuant to and in connection with the Business Combination (as defined below) contemplated by, that certain Business Combination Agreement, dated as of June 17, 2021 (as it may be amended from time to time, the “Agreement”), by and among the Company, Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares, for the limited purpose set forth therein, CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP, for the limited purpose set forth therein, each of the other persons set forth on Annex I thereto, and, for the limited purpose set forth therein, the other holders of A Ordinary Shares and B Ordinary Shares from time to time becoming a party thereto by executing a Joinder Agreement and (ii) the proposal of the Company to consummate the transactions set forth in the Agreement (the “Business Combination”).

In so acting, we have prepared or examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the Agreement; (iii) the Company’s amended and restated certificate of incorporation; (iv) the Company’s proposed Second Amended and Restated Certificate of Incorporation; (v) the Amended and Restated Bylaws of the Company; and (vi) the Company’s proposed amended and restated bylaws. We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement.

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective under the Act by order of the Commission, and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the proxy statement/prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Weil, Gotshal & Manges LLP